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                                                                   EXHIBIT 10(w)

                     THIRD AMENDMENT TO AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT


         This THIRD AMENDMENT TO AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of this 23rd day of March, 2001, by and among ENESCO GROUP, INC., a Massachusetts corporation (the "Borrower"), the Borrowing Subsidiaries who may from time to time become a party to the Amended and Restated Senior Revolving Credit Agreement, and FLEET NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS

         The Borrower and the Bank are parties to a certain Amended and Restated Senior Revolving Credit Agreement dated as of August 23, 2000, as amended by a First Amendment to Amended and Restated Senior Revolving Credit Agreement dated November 27, 2000, and as further amended by a Second Amendment to Amended and Restated Senior Revolving Credit Agreement dated November 30, 2000 (the "Credit Agreement"), pursuant to which the Bank has extended certain financial accommodations to the Borrower including those evidenced by a Borrower Note in the face amount of $50,000,000 dated August 3, 2000, a Back-Up L/C Demand Note in the face amount of $25,000,000 dated November 27, 2000 and a Back-Up F/X Demand Note in the face amount of $10,000,000 dated November 27, 2000. The Borrower and the Bank have agreed to modify the definition of EBITDA and certain of the financial covenants which appear in the Credit Agreement, as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Amendment shall have their meanings as defined in the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank agree that the Credit Agreement is amended as follows:

1. The definition of "EBITDA" which appears in ARTICLE I is deleted in its entirety and replaced with the following:




                    "EBITDA" for any period shall mean the sum of (i) Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income for such period, (ii) Consolidated Interest Expense for such period,
                    (iii) all provisions for any income or similar taxes paid or accrued by the Borrower and its Subsidiaries during such period, and (iv) depreciation and amortization for the Borrower and its Subsidiaries for such period adjusted for the following: (a) non-cash writedowns occurring in the second quarter of the Borrower's fiscal year ending December 31, 2000; (b) the writedown for transaction costs associated with the failed acquisition of Precious Moments, Inc. in the second quarter of the Borrower's fiscal year ending December 31, 2000; (c) the charge relating to the severance benefits for the Borrower's former



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            Chief Executive Officer in the second quarter of the Borrower's fiscal year ending December 31, 2000; and (d) non-cash amounts which are paid in treasury stock; with all such EBITDA adjustments to be determined by the Bank in its reasonable discretion.

2. Section 6.12.1 is deleted in its entirety and replaced with the following:

                                    "6.12.1. Fixed Charge Coverage Ratio. The
                           Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 2.44 to 1.00 as of the fiscal quarter ending March 31, 2001, calculated based upon financial results of the Borrower for the four most recent consecutive fiscal quarters then ended. For the purposes of this covenant: (1) the term "Fixed Charge Coverage Ratio" means the ratio of (i) the Borrower's Adjusted EBITDA for the four most recent consecutive fiscal quarters then ended to (ii) the total of (I) Consolidated Interest Expense for such period and (II) principal paid on long-term debt for such period; and (2) the term "Adjusted EBITDA" means the Borrower's EBITDA for such four fiscal quarter period, adjusted for any Permitted Acquisitions made during such period, minus (a) gains associated with distribution of the "Rabbi Trust" in the second quarter of the Borrower's fiscal year ending December 31, 2000 for calculation dates after June 30, 2000;
                           (b) net unfinanced capital expenditures during such period; (c) cash taxes during such period; and (d) dividends paid during such period. All such adjustments to EBITDA shall be determined by the Bank in its reasonable discretion."

3. Section 6.12.2 is deleted in its entirety and replaced with the following:

                                    "6.12.2. Funded Debt/EBITDA Ratio. The
                           Borrower shall maintain a ratio of funded
                           Consolidated Indebtedness, excluding letters of credit issued in the ordinary course of business, to the Borrower's EBITDA for the four most recent consecutive fiscal quarters ending March 31, 2001 of not greater than 0.86 to 1.00."

4. Section 6.12.3 is deleted in its entirety and replaced with the following:

                                    "6.12.3. Minimum Consolidated Net Worth. The
                           Borrower shall maintain a minimum Consolidated Net Worth (exclusive of any foreign currency translation gains or losses) of not less than $125,956,000 as of the fiscal quarter ending March 31, 2001."

5.          Section 6.12.4 is deleted in its entirety and replaced with the following:
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                                    "6.12.4. Maximum Quarterly EBITDA Deficit.
                        The Borrower shall have an EBITDA deficit of not more than $4,750,000 for the fiscal quarter ending March 31, 2001."

6. EXHIBIT C attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C attached to this Amendment.

7. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

8. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

9.         It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement.

10. The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement, as amended hereby.

11. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.


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         IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.


WITNESS:                            ENESCO GROUP, INC.



                                    By: /s/ Anne-Lee Verville
                                        ---------------------------------
                                        Print Name: Anne-Lee Verville
                                        Title:      Interim CEO and President



                                    By: /s/ Jeffrey W. Lemajeur
                                        ---------------------------------
                                        Print Name:   Jeffrey  W. Lemajeur
                                        Title:        CFO


                                    FLEET NATIONAL BANK



                                    By:  /s/ Sheryl L. McQuade
                                         ---------------------------------
                                         Its Vice President


Acknowledged and agreed to, and confirming Guaranty dated August 3, 2000:

                                     ENESCO INTERNATIONAL LTD.



                                     By: /s/ Jeffrey W. Lemajeur
                                         ---------------------------------
                                         Print Name:  Jeffrey  W. Lemajeur
                                         Title:       Treasurer


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